Exhibit 4.2
[Face of 2013 Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 10.04 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP:         03938LAC8
ISIN:     US03938LAC81
5.375% Notes due 2013

No.	$
ARCELORMITTAL
promises to pay to Cede & Co. or registered assigns,
the principal sum of                                          DOLLARS on June 1, 2013.
Interest Payment Dates: June 1 and December 1 of each year, commencing on December 1, 2008
Record Dates: May 15 and November 15 of each year, commencing on November 15, 2008
Reference is hereby made to the further provisions of the Note evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.
Unless the Certificate of Authentication has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.
Dated:                     , 2008

ARCELORMITTAL
By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
HSBC BANK USA, NATIONAL ASSOCIATION,
 as Trustee

By:
Authorized Signatory

[Face of 2018 Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 10.04 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP:         03938LAF1
ISIN:     US03938LAF13
6.125% Notes due 2018

No.	$
ARCELORMITTAL
promises to pay to Cede & Co. or registered assigns,
the principal sum of                                          DOLLARS on June 1, 2018.
Interest Payment Dates: June 1 and December 1 of each year, commencing on December 1, 2008
Record Dates: May 15 and November 15 of each year, commencing on November 15, 2008
Reference is hereby made to the further provisions of the Note evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.
Unless the Certificate of Authentication has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.
Dated:                     , 2008

ARCELORMITTAL
By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
Dated:

HSBC BANK USA, NATIONAL ASSOCIATION,
 as Trustee

By:
Authorized Signatory

[Back of Note]
[5.375% Notes due 2013][6.125% Notes due 2018]1
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. [ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the 2013 Notes at 5.375% per annum from [issuance date] until maturity.][ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the 2018 Notes at 6.125% per annum from [issuance date] until maturity.]2 The Company will pay interest and Additional Amounts, if any, pursuant to Section 5.11, semi-annually in arrears on June 1 and December 1 of each year (each an Interest Payment Date) commencing on [December 1], 2008, to the Holders of Notes registered as such as of close of business on May 15 and November 15, immediately preceding the relevant Interest Payment Date.
     If an Interest Payment Date or the maturity date in respect of the Notes is not a Business Day in the place of payment, we will pay interest or principal, as the case may be, on the next Business Day. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.
     Interest on the Notes will accrue from [issuance date] or, if interest has already been paid, from the date it was most recently paid (each such period, an Interest Period). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Defaulted Interest. If the Company defaults in a payment of interest on any of the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes and in Section 3.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of such Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     (3) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business in New York City on May 15 or November 15 (whether or not a

[1]	Delete as appropriate

[2]	Delete as appropriate

Business Day) immediately preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest and Additional Amounts, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (4) Paying Agent and Registrar. Initially, HSBC Bank USA, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (5) Indenture. The Company issued the Notes under an Indenture dated as of May 27, 2008 between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     (6) Redemption for Taxation Reasons. The Notes may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the Tax Redemption Date if, as a result of:
     (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or
     (b) any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Notes or the Indenture, with respect to any payment due or to become due under the Notes or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it; provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.
     Any Notes that are redeemed will be cancelled.
     (7) Redemption at the Option of the Company. The Company will have the right to redeem the Notes of any series, in whole or in part from time to time, at the Company’s option, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the registered Holders of such series of Notes to be redeemed. Upon redemption of the Notes, the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, in each case plus accrued and unpaid interest thereon to the Redemption Date and certified as to amount to the Trustee in an Officer’s Certificate.
     (8) Mandatory Redemption. The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder at its registered address.
     (10) Offer To Purchase Upon a Change of Control. Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes under Section 4.05 or under Section 4.06 of the Indenture, or unless the Change of Control Payment Date would fall on or after the maturity date of the Notes, the Company will make an offer to purchase all or a portion of each Holder’s Notes pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest, if any, to the date of purchase.
     (11) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in a minimum denomination of US$2,000 and integral multiples of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes of such series to be redeemed or selected for redemption or during the period between a record date and the corresponding Interest Payment Date.
     (12) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (13) Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may modify this Indenture without the consent of any Holder of Notes: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date hereof; (iii) to provide for the assumption by a successor company of the Company’s obligations under the Notes and the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to comply with any requirements of the SEC in connection with qualifying the Indenture under the Trust Indenture Act; (v) to provide for the issuance of Exchange Notes; or (vi) to correct any other provisions with respect to matters or questions arising under the Indenture, so long as that correction or added provision will not adversely affect the interests of the Holders of the Notes in any material respect.
     Upon the request of the Company, as evidenced by an Officer’s Certificate confirming the due authorization by the Company of the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 of the Indenture, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     Subject to the exceptions set out below, the Company and the Trustee may modify and amend this Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, additional notes, if any) of the relevant series then outstanding. However, no modification or amendment may, without the consent of the Holders of outstanding Notes of a series affected thereby (including, without limitation, additional notes, if any): (i) change the maturity of any payment of principal of or any installment of interest on the Notes; (ii) reduce the principal amount or the rate of interest, or change the method of computing the amount of principal or interest payable on any date, with respect to the Notes; (iii) change the coin or currency in which the principal of or interest on the Notes are payable; (iv) impair the right of the Holders of Notes to institute suit for the enforcement of any payment on or after the date due; (v) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of this Indenture or defaults under the Indenture and their consequences; or (vi) modify the provisions summarized in paragraph 10.02 of the Indenture or the provisions of this Indenture regarding the quorum required at any meeting of Holders.
     After an amendment described in the preceding paragraph, the Company is required to mail through the Trustee, to the Holders of the Notes affected by such amendment (including, without limitation, additional notes, if any) a notice briefly describing the amendment. However, the failure to give that notice to all the Holders of the Notes affected by such amendment (including, without limitation, additional notes, if any), or any defect in the notice, will not affect the validity of the amendment.
     It is not necessary for the Holders to approve the particular form of any proposed modification of the Indenture, but it is sufficient if that consent approves the substance of the proposed modification.
     (14) Defaults and Remedies.
     Each of the following is an “Event of Default”:
     (1) default in any payment of principal on any Note when due (at maturity, upon redemption or otherwise), continues for 15 days;

     (2) default in the payment of interest and Additional Amounts (if any) on any Note when due, continues for 30 days;
     (3) the Company’s failure to comply with any other obligation contained in the Indenture (other than a covenant default in whose performance or whose breach is elsewhere in Section 7.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee written notice, as provided in accordance with Section 12.03 of the Indenture, specifying such default or breach and requiring it to be remedied;
     (4) the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;
     (5) if the Company is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events; or
     (6) if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event.
     Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of the affected series may declare the principal amount of the outstanding Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 12.03 of the Indenture. Upon any such declaration, the Notes shall become due and payable immediately.
     At any time after such a declaration of acceleration with respect to outstanding Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
          (a) all overdue interest on all Notes of that series,
          (b) the principal of (and premium, if any, on) any Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,
          (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
          (d) all sums paid or advanced by the Trustee hereunder and the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
and
     (2) all Events of Default with respect to Notes of that series, other than the non-payment of the principal and other amounts of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04 of the Indenture.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     The Holders of a majority in aggregate principal amount of the outstanding Notes of any series by notice to the Trustee may waive any past default under the Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Notes or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.

     Holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 8 of the Indenture relating to the Trustee’s duties, the Trustee will be under no obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.
     No Holder of Notes of any series will have any right to institute any proceeding with respect to the Indenture or the Notes of the series or for any remedy thereunder, unless:
     (1) such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Notes of the series has occurred;
     (2) Holders of not less than 25% in aggregate principal amount of the outstanding Notes of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default or breach in its own name as Trustee under the Indenture;
     (3) the Holders of the Notes of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;
     (4) the Trustee for 60 days thereafter has failed to institute any such proceeding; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of the relevant series have not given the Trustee a direction that is inconsistent with such written request, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, interest and Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.
     (16) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign.
     (17) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (18) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (19) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (20) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (21) Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
ArcelorMittal
19, avenue de la Liberté
L-2930 Luxembourg
Grand Duchy of Luxembourg
Facsimile: +352 4792 2189
Attention: Funding Department